UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2015

Simplicity Bancorp, Inc.
(Exact Name of Registrant as Specified in its charter)

Maryland	001-34979	26-1500698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1359 N. Grand Avenue, Covina, CA 91724
Address of principal executive offices

(626) 339-9663
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On January 8, 2015, Simplicity Bancorp, Inc. (“Simplicity”), the individual director defendants of Simplicity and HomeStreet, Inc. (“HomeStreet”) entered into a Memorandum of Understanding (the “MOU”) with the Plaintiff regarding the settlement of the putative class action lawsuit captioned Bushansky v. Simplicity Bancorp, Inc., et al., Case No. BC560508 pending before the Superior Court of the State of California, County of Los Angeles (the “Action”).

As described in the definitive proxy statement of Simplicity, filed with the Securities and Exchange Commission (the “SEC”) on January 6, 2015 (the “Proxy Statement”), the Action was filed in response to the announcement that Simplicity and HomeStreet had entered into a definitive agreement wherein Simplicity will merge with and into HomeStreet. Pursuant to the MOU, Simplicity agreed to provide additional information to Simplicity stockholders in the Proxy Statement.

Simplicity, HomeStreet and the other defendants deny all of the allegations in the Action.  Simplicity and the individual director defendants of Simplicity believe the disclosures in the preliminary proxy statement of Simplicity filed with the SEC on December 10, 2014 are adequate under the law. Nevertheless, Simplicity, HomeStreet and the other defendants have agreed to additional disclosures in the Proxy Statement to settle the Action in order to avoid the costs, disruption, and distraction of further litigation.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements in this document that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, and the possibility that the aforementioned merger with HomeStreet does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all. Simplicity undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the SEC.

Additional Information

This communication is being made with respect to a proposed business combination transaction involving Simplicity and HomeStreet. In connection with the proposed transaction, Simplicity has filed with the SEC a definitive proxy statement that was distributed to the stockholders of Simplicity in connection with their vote on the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION REGARDING THE PROPOSED TRANSACTION, STOCKHOLDERS OF SIMPLICITY ARE URGED TO READ ALL FILINGS MADE BY SIMPLICITY IN CONNECTION WITH THE TRANSACTION, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The definitive proxy statement was mailed to stockholders of Simplicity. Stockholders may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov) or by accessing Simplicity's website at http://www.simplicitybancorp.com.

Simplicity and its directors and executive officers may be deemed participants in the solicitation of proxies from Simplicity's stockholders in connection with this transaction. Information about the directors and executive officers of Simplicity and information about other persons who may be deemed participants in this transaction are included in the Proxy Statement. You can find information about Simplicity's executive officers and directors in the definitive proxy statement for Simplicity’s 2014 annual meeting of stockholders, as filed with the SEC on Schedule 14A on September 18, 2014, copies of which are available at the SEC's website or from Simplicity as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMPLICITY BANCORP, INC.
DATE: January14, 2015	By:	/s/ Dustin Luton
Dustin Luton
President and Chief Executive Officer
(Duly Authorized Representative)